Exhibit 99.1

Elauwit Connection, Inc. Delivers Largest Quarter-Over-Quarter and Year-Over-Year Increase in Contracted Units in Company History with 16% Sequential and 33% Annual Growth

Activated Units Increased 94%, Billed Units Increased 163 % Year-Over-Year

Progress Reflects 37 Properties and more than 10,000 New Units Signed Year-to-Date

10 New Properties Signed as Growth Continues in Third Quarter

COLUMBIA, SC, August 18, 2026 – Elauwit Connection, Inc. (NASDAQ: ELWT) ("Elauwit," the "Company," “we,” or “our”), a national managed services provider of turnkey broadband and property-wide WiFi networks serving multifamily, student housing, and senior living communities, today reported financial results for the second quarter ended June 30, 2026.

“The second quarter of 2026 was Elauwit’s best-ever quarter-over-quarter and year-over-year increase in contracted units, signing almost 5,900 units across 21 properties in 10 states and the District of Columbia. These wins will drive significant construction activity in the second half of 2026 and a substantial expansion of our recurring service revenue under long-lived contracts as they come online later this year and throughout 2027. Year-to-date, we have signed more than 10,000 units, and the momentum continues into the September quarter with already multiple new property awards,” said Dan McDonough, Executive Chairman.

“This growth demonstrates that our sales focus on large, multi-property operators can generate significant repeat awards across an owner’s portfolio. For example, we recently announced major wins with two large REIT owners, contracting more than 4,100 units across 14 properties and five states. These two operators plan to roll out managed services across their portfolios, which include hundreds of thousands of units of additional opportunity, and our sales pipeline has a number of similarly sized opportunities.

“Given this confirmation that large portfolios are rapidly converting properties to managed services, we are sharpening our sales focus on key markets where we have higher density. This also enables increased attention to smaller and middle-tier property owners in those markets for our Network-as-a-Service (“NaaS”) product while doing so with greater operating efficiency.

“In summary, the well-documented message that choosing Elauwit’s managed services solutions can secure increased revenue, higher valuations, and more satisfied residents is resonating with owners and driving deals to closing, affirming our position that contracted units are the most important KPI in our business and best indicator or our future performance. We now have almost 43,000 units under contract and expect to exceed 50,000 units under contract before year end, achieving what would be a more than 46% annualized increase in contracted units for 2026. These wins will drive both construction revenue and long-term recurring service revenue as we seek to build a robust and durable business at Elauwit.”

Elauwit generates revenue in three contracted stages from each property win: first, upfront construction revenue and margin from the installation project, which is variable quarter to quarter; second, predictable and steady services revenue growth over the first year of its multi-year agreements as it converts installed units to billed units; and finally, multiple years of expected stable, recurring service revenue from a long-term managed services agreement.

To support its growth, the Company continues to invest in new enterprise resource planning and inventory platforms to drive greater visibility and cost control across its business. Elauwit anticipates the first operating cost and margin benefits of these investments will begin to show in the third and fourth quarters of this year, as it focuses on increased cost-efficiency.

Financial and Operating Highlights (unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(in $ millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues	$2.9	$5.3	$7.3	$10.8
Gross Profit	$0.4	$0.8	$1.3	$2.1
Operating Expenses	$3.5	$1.5	$6. 6	$3.2
Net Loss	$(3.1)	$(0.9)	$(5.3)	$(1.3)
Adjusted EBITDA (Non-GAAP)[1]	$(3.1)	$(0.7)	$(5.2)	$(1.1)

	June 30, 2025	March 31, 2026	June 30, 2026	QoQ Change	YoY Change
Contracted Units: waiting to be built or in the process of installation along with units we currently serve	32,094	36,720	42,687	16%	33%
Activated Units: fully installed and on, but may not be fully billing yet due to onboarding	13,960	24,530	27,134	11%	94%
Billed Units: fully generating revenue under our managed services or NaaS contracts	8,733	20,059	22,967	15%	163%

•	Total revenue for the second quarter decreased 46%, or $2.5 million, to $2.9 million, year-over-year, reflecting the timing of client construction and installation project revenues, which are periodic and variable in nature, offset in part by increased contribution from billed units under the Company’s long-lived services contracts.

•	New construction in 2026 is anticipated to be weighted to the second half of the year, and the Company anticipates an uptick in both construction revenue and recurring service revenue due to its growing base of activated and billed units over the balance of 2026.

•	Activated units increased 94% and billed units increased 163% year over year at the end of the second quarter, driving increased recurring service revenue under long-lived managed service and NaaS.

•	In July 2026, the Company announced contract awards for more than 4,100 units across 14 properties with two large multi-family property REIT owners.

1 Adjusted earnings before interest (income) expense, income taxes, depreciation and amortization (“EBITDA”) is not a U.S. generally accepted accounting principle (“GAAP”) measure. Please refer to the “Non-GAAP Financial Measures” section of this earnings release for a discussion of this non-GAAP measure and the schedules attached to this earnings release for a reconciliation of adjusted EBITDA to net loss.

•	Backlog as of June 30, 2026 was $38.9 million, compared to $36 million as of June 30, 2025. Backlog is comprised of new properties contracted for planned installation and the value of recurring service revenue on activated or billed units.

“The change in quarterly revenue reflected the timing of large construction projects to install networks into contracted properties, which are variable and weighted to the second half during 2026,” said James Di Bartolo, Chief Financial Officer. “Our continued contracting activity is driving new projects that will generate both increased construction activity and growing revenue from billed units as we progress through the year, keeping us on track to achieve our targeted performance metrics. Additionally, we anticipate beginning to see the benefit of our cost efficiency initiatives in the second half of the year as we work to optimize our profitability as we scale the business.”

Balance Sheet

As of June 30, 2026:

•	Cash and cash equivalents totaled $1.2 million.

•	Accounts receivable were $3.6 million, and inventories were $2.9 million.

•	Deferred revenue was $5.3 million.

•	Related party debt was $1.6 million, and total debt was $2.2 million.

Conference Call

Elauwit’s management will host a live webcast conference call today at 8:00 a.m. Eastern Time to discuss the financial results and provide business updates on the Company’s strategic plans. To access the live webcast, conference call information, and other materials, please visit Elauwit’s investor relations website at http://investors.elauwit.com/. Please connect at least 10 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. For those wishing to join by telephone only, please dial +1-412-345-1653.

A webcast replay of the call will be available following the call on Elauwit’s investor relations website.

Quarterly Report on Form 10-Q ("Form 10-Q")

Elauwit’s Form 10-Q for the second quarter 2026 will be available when filed at https://investors.elauwit.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

About Elauwit

Elauwit is a publicly traded connectivity MSP dedicated to rental communities, including multifamily properties, student housing, and senior living. Elauwit designs, builds, and operates managed networks, backed by a service model that treats property teams and residents like a relationship, not an account number.

With dependable connections, exceptional resident support, and no-upfront-cost options, Elauwit helps owners deliver premium connectivity as a competitive advantage, supporting new revenue, resident retention and increased asset value.

For more information, visit www.elauwit.com.

Non-GAAP Financial Measures

In addition to net loss, which is a U.S. GAAP measure, Elauwit presents adjusted EBITDA, which is a non-GAAP measure. Management believes the presentation of adjusted EBITDA, reflecting non-GAAP adjustments, provides important supplemental information to investors and other users of its financial statements in evaluating the operating results of the Company. In particular, by excluding expenses that are not directly related to its operating performance, Elauwit is able to present a view of its underlying business that the management team uses to analyze its historical performance and plan for its future performance. Adjusted EBITDA is a key metric used by management and the Board of Directors to assess the Company’s financial and operating performance. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net loss determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Key Performance Indicators

Elauwit uses the following key performance metrics to analyze and measure the Company’s financial performance and results of operations: recurring service revenue, contracted units, activated units, billed units and backlog. The Company’s recurring service revenue, contracted units, activated units, billed units and backlog are not necessarily comparable to similarly titled measures reported by other companies.

Elauwit defines recurring service revenue as the monthly recurring service revenue initiated by network activation under our long-term service agreements. Management believes that the Company’s ability to retain and expand revenue from existing customers is an indicator of the long-term value of its customer relationships and potential future business opportunities.

Elauwit defines contracted units as the total number of individual units waiting to be built or in the process of being installed across the properties using its networks. Management believes this metric is useful to investors because it illustrates the total number of units the Company will serve once the construction process is complete.

Elauwit defines activated units as the total number of individual units that are fully installed and on, but not yet necessarily collecting full recurring service revenue due to onboarding process, across the properties using its networks. Management believes this metric is useful for investors because it illustrates the total number of individual units the Company will collect revenue on once the onboarding process is complete, and can be tracked over time to show the reach of its networks.

Elauwit defines billed units as the total number of individual units that it is currently collecting revenue on across the properties using its networks. Management believes this metric is useful to investors because it illustrates the total number of individual units the Company collects revenue on and can be tracked over time to show the reach of its networks. Management believes it is more useful to compare total billed units as opposed to total customers or total subscribers because the Company’s revenue is more closely tied to the number of units it serves than the total number of customers or subscribers.

Backlog is defined as the aggregate amount of a contract price allocated to remaining performance obligations. Total backlog can include network design and installation performance obligations and internet network services and hardware and internet services performance obligations. Management believes tracking backlog is useful to investors because it illustrates the remaining performance obligations under our contracts and the revenue we expect to recognize in the future.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s future financial results, the Company’s growth strategies and pipeline, and its performance as a public company. The words “anticipate,” “believe,” “can,” “continue,” “estimate,” “expect,” “future,” “may,” “opportunity,” “plan,” “potential,” “predict,” “seek,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to improve its financial performance and achieve its growth objectives, and other factors set forth in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Contacts:

Investor Relations:

Darrow Associates

Matt Kreps, Managing Director

+1-214-597-8200

mkreps@darrowir.com

Media:

Elauwit Connection, Inc.

Katie Hayward, VP Marketing

+1-704-558-3099

sales-pr@elauwit.com

ELAUWIT CONNECTION, INC.

Unaudited Condensed Balance Sheets

(in thousands, except share and par value data)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash	$1,180	$6,154
Accounts receivable, net of allowance for credit losses of $457 and $303 as of June 30, 2026, and December 31, 2025, respectively	3,559	2,407
Inventories	2,897	1,004
Network financing receivable, current	195	213
Prepaid expenses and other current assets	387	550
Total current assets	8,218	10,328
Property and equipment, net	52	-
Network financing receivable, net of current	990	1,078
Lease right-of-use assets, net	418	28
Net investment in lease	386	483
Other non-current assets	36	26
TOTAL ASSETS	$10,100	$11,943
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Deferred revenue	5,307	2,886
Accounts payable	1,779	1,813
Accrued expenses and other current liabilities	806	495
Operating lease liabilities, current	54	29
Related party debt, current	973	804
Note payable, current	202	196
Total current liabilities	9,121	6,223

Operating lease liabilities, net of current	384	-
Related party debt, net of current	666	506
Note payable, net of current	393	490
Deferred revenue, net of current	293	308
TOTAL LIABILITIES	10,857	7,527

Commitments and contingencies (see Note 13)

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value, 14,900,000 shares authorized; 6,619,796 and 5,000,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional Paid-in Capital	19,129	19,009
Accumulated deficit	(19,886)	(14,593)
Total stockholders' equity (deficit)	(757)	4,416
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$10,100	$11,943

ELAUWIT CONNECTION, INC.

Unaudited Condensed Statements of Operations

(in thousands, except share and par value data)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Revenues
Revenues	$2,856	$5,326	$7,286	$10,771
Cost of revenues				—
Cost of revenues	2,413	4,520	6,016	8,707
Gross profit	443	806	1,270	2,064
Operating expenses				-
General and administrative	3,393	1,503	6,277	3,109
Sales and marketing	150	42	293	64
Total operating expenses	3,543	1,545	6,570	3,173
Operating loss	(3,100)	(739)	(5,300)	(1,109)
Other expense, net
Interest income (expense), net	(27)	(113)	11	(186)
Total other income (expense), net	(27)	(113)	11	(186)
Loss from operations before income taxes	(3,127)	(852)	(5,289)	(1,295)
Income tax expense	4	4	4	4
Net loss	$(3,131)	$(857)	$(5,293)	$(1,299)
Net loss per share, basic and diluted	$(0.47)	$(0.17)	$(0.80)	$(0.26)
Weighted average common shares used in computing net loss per share, basic and diluted	6,619,796	5,000,000	6,619,796	5,000,000

ELAUWIT CONNECTION, INC.

Reconciliation from Net Loss to Adjusted EBITDA

(in thousands, except share and per value data)

(UNAUDITED)

	For the three months ended	For the three months ended	For the six months ended	For the six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net Loss	$(3,131)	$(857)	$(5,293)	$(1,299)
Addback:
Income tax expense	4	4	4	4
Interest expense (income), net	27	113	(11)	186
Depreciation and amortization	-	-	-	-
EBITDA	$(3,100)	$(740)	$(5,300)	$(1,109)
Addback:
Change in fair value of SAFE liability	-	-	-	-
Stock based compensation expense	80	-	120	-
Adjusted EBITDA (Non-GAAP)	$(3,020)	$(740)	$(5,180)	$(1,109)

Depreciation and amortization was nil for the three and six months ended June 30, 2026 and 2025.